UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2020

Hi-Crush Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35630	90-0840530
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1330 Post Oak Blvd., Suite 600

Houston, Texas 77056

(Address of Principal Executive Offices and Zip Code)

(713) 980-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol*	Name of each exchange on which registered
Common stock, par value $0.01 per share	HCRSQ	New York Stock Exchange

*   The registrant’s common stock began trading on the OTC Pink Open Market on July 14, 2020 under the symbol “HCRSQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, on July 12, 2020 (the “Petition Date”), Hi-Crush Inc. (the “Company” or “we”) and each of its direct and indirect wholly-owned domestic subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions for relief (the cases commenced thereby and jointly administered under case number 20-33495, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). On August 15, 2020, the Debtors filed with the Bankruptcy Court the proposed Joint Plan of Reorganization for Hi-Crush Inc. and its Affiliate Debtors under Chapter 11 of the Bankruptcy Code, as described below (as amended, modified or supplemented from time to time, the “Plan”). On September 23, 2020, the Bankruptcy Court entered an order, Docket No. 420, confirming and approving the Plan. The Plan was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 29, 2020 and is hereby incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K.

On October 9, 2020 (the “Effective Date”), the conditions to effectiveness of the Plan were satisfied or waived and the Company emerged from Chapter 11. The Company filed a notice of the Effective Date of the Plan with the Bankruptcy Court on October 9, 2020 (the “Notice of Effective Date”). A copy of the Notice of Effective Date is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 1.01	Entry into Material Definitive Agreement.

Exit Facility Credit Agreement

On the Effective Date, the Company entered into a new revolving credit agreement with JPMorgan Chase, N.A., as administrative agent and collateral agent, and the other lenders party thereto (the “Revolving Credit Facility”). The Revolving Credit Facility will be available to the company and provides for revolving loans and letters of credit in an aggregate amount of up to $25.0 million, subject to borrowing base capacity. Letters of credit will be available up to the lesser of (a) $25.0 million and (b) the aggregate unused amount of commitments under the Revolving Credit Facility then in effect. The Revolving Credit Facility will mature on August 1, 2023. Our obligations under the Revolving Credit Facility will be guaranteed by all of the Company’s direct and indirect subsidiaries (subject to certain permitted exceptions). The Revolving Credit Facility will be secured by a lien on substantially all of the Company’s and the guarantors’ assets (subject to certain exceptions).

Borrowings and letters of credit under the Revolving Credit Facility will be limited by borrowing base calculations set forth therein. Borrowings will bear interest at a floating rate, which can be either an adjusted Eurodollar rate plus an applicable margin or, at our option, a base rate plus an applicable margin.

Our Revolving Credit Facility will contain customary covenants, including, but not limited to, restrictions on our ability and that of our subsidiaries to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, make acquisitions, loans, advances or investments, pay dividends, sell or otherwise transfer assets, or enter into transactions with affiliates.

The Revolving Credit Facility will provide that, upon the occurrence of certain events of default, our obligations thereunder may be accelerated and the lending commitments terminated. Such events of default include payment defaults to the lenders thereunder, material inaccuracies of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, voluntary and involuntary bankruptcy proceedings, material money judgments, certain change of control events and other customary events of default.

The foregoing description of the Revolving Credit Facility is qualified in its entirety by the full text of the document, which is attached as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Convertible Notes Indenture

The Company entered into an indenture, dated as of the Effective Date (the “Indenture”), among the Company, the subsidiary guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and collateral agent, and issued approximately $48.1 million aggregate principal amount of its 8.0%/10.0% Senior Secured Convertible PIK Toggle Notes due 2026 (the “Convertible Notes”) thereunder. The Convertible Notes are guaranteed on a senior basis by the Company’s existing domestic subsidiaries (the “Guarantors”) on a full and unconditional basis. The notes are secured on a second lien basis and a first lien basis, as applicable, on the Debtors’ assets pursuant to the Intercreditor Agreement (as defined below). The following is a brief description of the material provisions of the Indenture and the Convertible Notes.

The Convertible Notes will mature on April 9, 2026. Cash interest on the Convertible Notes will accrue at the rate of 8.00% per annum and will be payable in cash. Interest on the Convertible Notes may also be paid in kind (“PIK”) at the Company’s election, and PIK interest will accrue at the rate of 10.00% per annum and shall be payable either (x) by increasing the principal amount of the outstanding Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1.00) or (y) by issuing additional Convertible Notes in certificated form in an aggregate principal amount equal to the amount of PIK interest for the period (rounded up to the nearest $1.00). The Company will pay interest semiannually in arrears on October 15 and April 15, commencing on April 15, 2021.

Conversion Rights

Subject to the terms and conditions of the Indenture, the Convertible Notes will be convertible into shares of the Company’s new common stock (“New Common Stock”) based on an initial conversion rate of 5.3934774 shares of New Common Stock per $1.00 principal amount of Convertible Notes, at any time prior to the second business day immediately preceding the maturity date, in principal amounts of $1.00 or an integral multiple of $1.00 in excess thereof. The conversion rate is subject to adjustment from time to time upon the occurrence of certain events specified in the Indenture.

Change of Control.

If a Change of Control (as defined in the Indenture) occurs, and subject to certain conditions set forth in the Indenture, holders of the Convertible Notes will have the right to require the Company to repurchase all or any part of their Convertible Notes at a purchase price equal to 101% of the aggregate principal amount of the Convertible Notes repurchased, plus accrued and unpaid interest, if any, to but not including the date of purchase.

Certain Covenants.

The Indenture governing the Convertible Notes contains covenants that limit, among other things, the Company’s ability and the ability of certain of its subsidiaries, to: incur, assume or guarantee additional indebtedness; pay dividends or distributions on capital stock or redeem or repurchase capital stock; make investments; sell stock of its subsidiaries; transfer or sell assets; create liens; enter into transactions with affiliates; and enter into mergers or consolidations.

Events of Default.

The Indenture also provides for certain customary events of default, including, among others, nonpayment of principal or interest, failure to pay final judgments in excess of a specified threshold, failure of a guarantee to remain in effect, bankruptcy and insolvency events, and cross acceleration, which would permit the principal, premium, if any, interest and other monetary obligations on all the then outstanding Convertible Notes to be declared due and payable immediately.

The foregoing description of the Indenture and the Convertible Notes is qualified in its entirety by the full text of those documents, which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Intercreditor Agreement

The company, together with the collateral agent under the Indenture (the “Convertible Notes Collateral Agent”) and the collateral agent under the Revolving Credit Facility (the “ABL Collateral Agent”) entered into, as of the Effective Date, an intercreditor agreement (the “Intercreditor Agreement”) which governs the relative rights of the liens on the collateral in favor of the ABL Collateral Agent and the Convertible Notes Collateral Agent, and provides for the senior priority nature of the liens of the ABL Collateral Agent in the ABL Priority Collateral relative to the liens thereon of the Convertible Notes Collateral Agent and also will provide for the senior priority nature of the Liens of the Convertible Notes Collateral Agent in the Convertible Notes Priority Collateral relative to the liens thereon of the ABL Collateral Agent.

The Intercreditor Agreement provides that, among other things, notwithstanding the date, manner or order of grant, attachment or perfection of any lien granted (or purported to be granted) on the collateral, (i) the liens on the ABL Priority Collateral securing or purporting to secure obligations under the Revolving Credit Facility, are senior to the liens on the ABL Priority Collateral securing or purporting to secure the obligations under the Indenture, and, consequently, the holders of the obligations under the Revolving Credit Facility are entitled to receive the proceeds from the disposition of any ABL Priority Collateral prior to the holders of any obligations under the Indenture, (ii) the liens on the Convertible Notes Priority Collateral securing or purporting to secure the obligations under the Indenture are senior to the liens on the Convertible Notes Priority Collateral securing or purporting to secure the obligations under the Revolving Credit Facility, and, consequently, the holders of the obligations under the Indenture are entitled to receive the proceeds from the disposition of any Convertible Notes Priority Collateral prior to the holders of any obligations under the Revolving Credit Facility.

“Convertible Notes Priority Collateral” means all collateral consisting of the following: (a) real property, (b) motor vehicles and other assets to the extent subject to certificates of title, (c) equity interests in a first-tier foreign subsidiary in excess of 66% of the voting equity interests issued by such first-tier foreign subsidiary, (d) equity interests in foreign subsidiaries that are not first-tier foreign subsidiaries, (e) all foreign intellectual property, and (f)(x) all collateral security and guarantees with respect to, and all products of, any of the foregoing items referred to in the preceding clauses (a) through (e) to the extent constituting Convertible Notes Priority Collateral and (y) all proceeds of any of the foregoing items referred to in the preceding clauses (a) through (e).

“ABL Priority Collateral” means all collateral other than Convertible Notes Priority Collateral.

The foregoing description of the Intercreditor Agreement is qualified in its entirety by the full text of the document, which is attached as Exhibits 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Stockholders Agreement

On the Effective Date, the Company entered into a Stockholders Agreement (the “Stockholders Agreement”) with certain consenting noteholders named therein, the holders of the Convertible Notes and all other stockholders of the Company party thereto from time to time, to provide for certain governance matters relating to the Company. The rights and preferences of each stockholder under the Stockholders Agreement will terminate on the earliest of (i) the closing of certain specified transactions resulting in the sale of greater than a majority of the then-issued and outstanding shares of New Common Stock or all or substantially all of the consolidated assets of the Debtors to a third party; (ii) the dissolution or liquidation of the Company; or (iii) the initial public offering of New Common Stock on the New York Stock Exchange or the Nasdaq Stock Market.

This description of the Stockholders Agreement is qualified in its entirety by reference to the full text of the Stockholders Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02	Termination of Material Definitive Agreement.

Equity Interests

On the Effective Date, by operation of the Plan, all agreements, instruments, and other documents evidencing, relating to or connected with any equity interests of the Company, issued and outstanding immediately prior to the Effective Date, and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no force or effect.

DIP Credit Facilities

On the Effective Date, by operation of the Plan, the (i) Senior Secured Debtor-in-Possession Credit Agreement among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto and (ii) Senior Secured Debtor-in-Possession Term Loan Credit Agreement among the Company, Cantor Fitzgerald Securities, as administrative agent, and the lenders party thereto previous previously was repaid in full and terminated.

Senior Notes

On the Effective Date, by operation of the Plan, all outstanding obligations under the 9.500% Senior Notes due 2026 (the “Prepetition Notes”), issued under that certain Indenture, dated as of August 1, 2018, by and among the Hi-Crush Inc., the guarantors party thereto and U.S. Bank National Association, as trustee, as amended, restated, modified, supplemented, or replaced from time to time, were cancelled and the applicable agreements governing such obligations were terminated.

Item 2.01	Termination of Existing Equity Interests.

The description of the Equity Interests set forth in Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above relating to the Exit Facility Credit Agreements and the Indenture is incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

On the Effective Date, all existing shares of the Company’s common stock were cancelled pursuant to the Plan, and the Company issued 9,382,378 shares of New Common Stock pro rata to the holders of allowed claims arising under the Prepetition Notes (subject to dilution on account of the New Common Stock to be issued upon conversion of the Convertible Notes and the New Common Stock to be issued to management of the Debtors under a management equity incentive plan (a “MIP”)). Additionally, the Company is authorized to issue up to an additional 4,262,836 shares of New Common Stock to holders of general unsecured clams (subject to dilution on account of the New Common Stock to be issued upon conversion of the Convertible Notes and the New Common Stock to be issued to management of the Debtors under a MIP) pursuant to, and in accordance with, the terms and conditions of the Plan as such holders’ general unsecured claims become allowed under the Plan.

On the Effective Date, the Company completed a rights offering (the “Rights Offering”) which generated approximately $43 million of gross proceeds and resulted in the issuance of Convertible Notes to certain to eligible holders of allowed claims arising under the Prepetition Notes.

New Common Stock issued (a) on the Effective Date to holders of allowed claims arising under the Prepetition Notes, and (b) to holders of allowed general unsecured claims pursuant to the terms and conditions of the Plan, in each case, were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 1145 of the Bankruptcy Code (which generally exempts from such registration requirements the issuance of securities under a plan of reorganization). The Convertible Notes issued on the Effective Date (including, for the avoidance of doubt, the Put Option Notes (as defined in the Plan)) and New Common Stock issuable upon the conversion of the Convertible Notes were exempt from registration under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act.

The information set forth in Item 1.01 of this Current Report on From 8-K under the heading “Convertible Notes Indenture” is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note and Items 1.01, 1.02, 3.02, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

Item 5.01	Changes in Control of the Registrant.

As previously disclosed, on the Effective Date, all previously issued and outstanding equity interests in the Company were cancelled. The Company issued Convertible Notes to Rights Offering Participants and New Common Stock to holders of allowed general unsecured claims and allowed claims arising under the Prepetition Notes (in each case subject to dilution on account of the New Common Stock issued upon conversion of the Convertible Notes and the New Common Stock issued to management of the Debtors under a MIP) pursuant to the Plan. For further information, see items 1.01, 1.02, 3.02 and 3.03 of this Current Report on Form 8-K, which are incorporated herein by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Directors

Pursuant to the Plan, as of the Effective Date, the following directors ceased to serve on the Company’s board of directors: John F. Affleck-Graves, John Kevin Poorman and Joseph C. Winkler III.

Pursuant to the Plan and the Stockholders Agreement, the Company’s new board of directors shall consist of five members, including Robert E. Rasmus, as chief executive officer, and the four members listed below, who were appointed as of the Effective Date:

•	Colin Leonard

•	Brad Kottman

•	Jacob Mercer

•	Marcus Rowland

Other than as set forth in the Plan, there are no arrangements or understandings between any of the listed directors and any other persons pursuant to which such director was selected as a director and there are no transactions in which any of the listed directors has an interest in which requires disclosure under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On the Effective Date, pursuant to the terms of the Plan, the Company filed the Amended and Restated Certificate of Incorporation of Hi-Crush Inc. (the “Certificate of Incorporation”) with the office of the Secretary of State of Delaware. Also on the Effective Date, and pursuant to the terms of the Plan, the Company adopted the Amended and Restated Bylaws of Hi-Crush Inc. (the “Bylaws”).

The descriptions of the Certificate of Incorporation and the Bylaws are qualified in their entirety by reference to the full texts of the Certificate of Incorporation and the Bylaws, which are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On October 9, 2020, the Company issued a press release announcing the Company’s emergence from Bankruptcy. A copy of the press release is being furnished as Exhibit 99.2.

The information contained in this Item 7.01, including in Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

2.1	Joint Plan of Reorganization for Hi-Crush Inc. and its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on September 29, 2020)

3.1	Amended and Restated Certificate of Incorporation of Hi-Crush Inc.

3.2	Amended and Restated Bylaws of Hi-Crush Inc.

4.1	Indenture, dated October 9, 2020, by and among Hi-Crush Inc., as issuer, the guarantors thereto and Wilmington Savings Fund Society, FSB, as trustee and collateral agent.

4.2	Form of Note (included in Exhibit 4.1)

10.1	Credit Agreement, dated as of October 9, 2020, among Hi-Crush Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent and an issuing lender, Zions Bancorporatin, N.A. DBA Amegy Bank, as an issuing lender, and the lenders named therein

10.2	Intercreditor Agreement, dated as of October 9, 2020, by and among JPMorgan Chase Bank, N.A., Wilmington Savings Fund Society, FSB and the credit parties named therein

10.3	Stockholders Agreement, dated as of October 9, 2020, among Hi-Crush Inc., consenting noteholders named therein, the holders of the new secured convertible notes and all other stockholders party there from time to time.

99.1	Notice of Effective Date

99.2	Press Release, dated October 9, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hi-Crush Inc.

Date: October 9, 2020	By:	/s/ J. Philip McCormick, Jr.
J. Philip McCormick, Jr.
Chief Financial Officer